410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Record High Fourth Quarter Earnings Per Share
and Strong Fiscal 2015 Results

CHICAGO-(October 9, 2015)-Oil-Dri Corporation of America (NYSE: ODC) today announced income for the fourth quarter of fiscal 2015 of $5,066,000, or $0.71 in diluted earnings per share, compared to net income of $466,000, or $0.07 in diluted earnings per share, in the prior year. Net sales in the quarter of $65,519,000 decreased by 1% compared to net sales of $66,045,000 in the prior year. Quarterly income was the highest ever, surpassing a record quarter in 2013 that was also positively impacted by an Alternative Minimum Tax (AMT) adjustment.

Net income for the fiscal year was $11,368,000, or $1.59 in diluted earnings per share, compared to net income of $8,356,000, or $1.17 in diluted earnings per share in the prior year, making 2015 the second best year in company history. Net sales in the 2015 fiscal year of $261,402,000 decreased 2% compared to net sales of $266,313,000 in the prior year.

In addition to benefiting from an improved gross profit margin, net income and earnings per share for both the quarter and the fiscal year were increased by the utilization of approximately $1,658,000 of domestic AMT attributes. This reduced the domestic AMT valuation allowance that had been established in prior years. As a result, the Company's federal income tax rate was 19.8% in fiscal 2015, compared to 26.3% in fiscal 2014. The tax rate is expected to return to historic levels in fiscal 2016.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “Results from the fourth quarter were a remarkable turnaround from the third quarter. Earnings per share, gross profit margin and cash generated from operations all increased. A combination of increased sales of our high margin value added products, and the continued downward pressure of energy costs and commodities in general, worked in our favor.

“Overall, we are extremely pleased with the income record we have set for the quarter, our strong year-end results, and 2015’s tangible accomplishments:

•
Cat’s Pride Fresh & Light® represents 15% of the lightweight litter segment, and the lightweight litter category continues to grow and now represents 17.5% of the scoopable segment according to a third party market research company.

•	We now supply or have commitments from over 20 major accounts for their private label lightweight products.

•	Our Industrial products business delivered a very strong year and introduced Snow & Go™, a winter traction aid and ice melt product, nationally.

•	Demand is high for our Verge® engineered granules.

•
Changes were made within our senior management team, including my role. In order to ensure continued growth of our lightweight products, I have taken on direct management of our Consumer business. Succession planning has also paid off as various key managers retired and internal teammates filled their roles. Lastly, outside recruiting has enabled us to bring a fresh perspective to our manufacturing and operations.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

SEGMENT REVIEW

BUSINESS TO BUSINESS

Fourth Quarter Results
	Three Month Period
	May 1 - July 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$23,777,000	$22,637,000	5%
Segment Income	$8,416,000	$5,674,000	48%

Fiscal Year Results
	Twelve Month Period
	August 1 - July 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$92,326,000	$94,286,000	-2%
Segment Income	$29,406,000	$26,654,000	10%

Results of the Business to Business segment were driven by similar factors in both the fourth quarter and the fiscal year. For the fiscal year, sales of our animal health and nutrition products increased by approximately 18% and sales of our agricultural and horticultural products increased approximately 12% over fiscal 2014.

Net sales and units sold for fluid purification products were both down approximately 10% compared to fiscal year 2014. Sales in foreign markets were negatively impacted by the strength of the U.S. Dollar relative to various foreign currencies, which effectively increased the price of our product compared to foreign competitors’ products. Additionally, sales were negatively impacted by natural variations in the quality and other characteristics of certain seed and bean crops.

Net sales of our co-packaged coarse cat litter decreased approximately 7% and reflect the continued decline in the coarse litter market.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

RETAIL AND WHOLESALE

Fourth Quarter Results
	Three Month Period
	May 1 - July 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$41,742,000	$43,408,000	-4%
Segment Income	$2,685,000	$5,000	Not Meaningful

Fiscal Year Results
	Twelve Month Period
	August 1 - July 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$169,076,000	$172,027,000	-2%
Segment Income	$5,206,000	$3,568,000	46%

Results of the Retail and Wholesale Products segment were also driven by similar factors in both the fourth quarter and fiscal year. Net sales of branded and generic floor absorbent increased approximately 7% over fiscal 2014 due primarily to increased volume. Private label cat litter sales increased approximately 10% compared to fiscal 2014, due in part to recently added customers of our new lightweight private label product.

A reduction of promotional and advertising spending during the fourth quarter contributed to a large increase of Segment Income in both periods.

Cat litter sales were down primarily due to our competitors’ introduction of new products, which were accompanied by increased advertising and aggressive price discounts.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FINANCIAL REVIEW

Cash, cash equivalents, restricted cash and short-term investments at July 31, 2015, totaled $22,328,000 compared to $18,999,000 a year ago. Significant uses of cash in the current period included capital expenditures and regularly scheduled debt and dividend payments.

Cash provided by operating activities was $26,976,000 for the fiscal year, which was $10,680,000 higher than the $16,296,000 in fiscal 2014. Cash increased in the year due to income, non-cash items such as depreciation, and the management of working capital.

Capital expenditures for the fiscal year totaled $15,859,000 which was $3,865,000 more than depreciation and amortization of $11,994,000. By comparison, capital expenditures totaled $18,566,000 in fiscal 2014. Capital expenditures were made for new processing and packaging equipment as well as replacements for existing plant and equipment that has exceeded its useful life.

On June 11, 2015, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.21 per share of outstanding Common Stock and $0.1575 per share of outstanding Class B Stock. The dividends were paid on September 4, 2015 to stockholders of record at the close of business on August 21, 2015. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for the past twelve years. At the end of the fourth quarter, the annualized dividend yield on the Company’s Common Stock was 3.2%, based on the closing stock price on July 31, 2015 of $26.26 per share and the latest quarterly cash dividend of $0.21 per share.

LOOKING FORWARD

President and Chief Executive Officer Daniel Jaffee continued, “Looking toward fiscal 2016, each segment of our business has started on a strong note and is contributing to our bottom line.

On the consumer side, our Fresh & Light lightweight cat litter brand is growing. According to a third party market research company, it is up 13% in the latest period reported. Throughout fiscal 2016, we plan to focus our energies on both our branded and private label lightweight offerings.

“In our Business to Business segment, our animal health business, Amlan International, will launch two new products that improve the intestinal health of livestock to achieve growth.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FIVE-YEAR SUMMARY

Key Metrics as of July 31,
	Fiscal 2015	Fiscal 2014	Fiscal 2013	Fiscal 2012	Fiscal 2011
Cash, cash equivalents, restricted cash and short-term investments	$22,328,000	$18,999,000	$42,494,000	$36,256,000	$33,722,000
Net cash provided by operations	$26,976,000	$16,296,000	$23,366,000	$23,339,000	$13,108,000
Cash, cash equivalents, restricted cash and short-term investments less notes payable	$3,428,000	$(3,401,000)	$16,594,000	$6,556,000	$422,000
Net Income	$11,368,000	$8,356,000	$14,586,000	$6,098,000	$9,051,000
Net income per diluted share	$1.59	$1.17	$2.07	$0.85	$1.26
Return on average stockholders’ equity	10.6%	8.1%	15.5%	6.8%	9.7%
Capital expenditures	$15,859,000	$18,566,000	$9,795,000	$6,960,000	$13,806,000
Dividends paid	$5,247,000	$4,965,000	$4,630,000	$4,486,000	$4,218,000
Dividends paid per Common Stock share	$0.80	$0.76	$0.72	$0.68	$0.64

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty, industrial and automotive markets and is a leading manufacturer of cat litter.

The Company will offer a live webcast of the fourth quarter earnings teleconference on Tuesday, October 13, 2015 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

“Oil-Dri,” “Cat’s Pride,” “Fresh & Light” and “Verge” are a registered trademarks of Oil-Dri Corporation of America. “Snow & Go” is a trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Fourth Quarter Ended July 31
	2015	% of Sales	2014	% of Sales
Net Sales	$65,519	100.0%	$66,045	100.0%
Cost of Sales	(48,797)	74.5%	(53,672)	81.3%
Gross Profit	16,722	25.5%	12,373	18.7%
Operating Expenses	(10,919)	16.7%	(11,021)	16.7%
Operating Income	5,803	8.9%	1,352	2.0%
Interest Expense	(309)	0.5%	(383)	0.6%
Other Income	22	—%	82	0.1%
Income Before Income Taxes	5,516	8.4%	1,051	1.6%
Income Taxes	(450)	0.7%	(585)	0.9%
Net Income	$5,066	7.7%	$466	0.7%
Net Income Per Share:
Basic Common	$0.77		$0.07
Basic Class B Common	$0.58		$0.05
Diluted	$0.71		$0.07
Average Shares Outstanding:
Basic Common	4,963		5,002
Basic Class B Common	2,023		2,002
Diluted	7,050		7,022

	Twelve Months Ended July 31
	2015	% of Sales	2014	% of Sales
Net Sales	$261,402	100.0%	$266,313	100.0%
Cost of Sales	(201,245)	77.0%	(206,663)	77.6%
Gross Profit	60,157	23.0%	59,650	22.4%
Operating Expenses	(45,004)	17.2%	(47,232)	17.7%
Operating Income	15,153	5.8%	12,418	4.7%
Interest Expense	(1,327)	0.5%	(1,569)	0.6%
Other Income	343	0.1%	488	0.2%
Income Before Income Taxes	14,169	5.4%	11,337	4.3%
Income Taxes	(2,801)	1.1%	(2,981)	1.1%
Net Income	$11,368	4.3%	$8,356	3.1%
Net Income Per Share:
Basic Common	$1.73		$1.27
Basic Class B Common	$1.30		$0.96
Diluted	$1.59		$1.17
Average Shares Outstanding:
Basic Common	4,955		4,981
Basic Class B Common	2,019		2,001
Diluted	7,037		7,004

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of July 31,
		2015	2014
Current Assets
Cash and Cash Equivalents		$20,138	$16,230
Restricted Cash		—	129
Short-term Investments		2,190	2,640
Accounts Receivable, Net		31,466	30,997
Inventories		21,369	24,483
Prepaid Expenses		7,480	9,037
Total Current Assets		82,643	83,516
Property, Plant and Equipment, Net		79,655	74,896
Other Assets		27,733	27,792
Total Assets		$190,031	$186,204

Current Liabilities
Current Maturities of Notes Payable		$3,483	$3,500
Accounts Payable		7,428	7,352
Dividends Payable		1,376	1,311
Accrued Expenses		16,601	17,337
Total Current Liabilities		28,888	29,500
Noncurrent Liabilities
Notes Payable		15,417	18,900
Other Noncurrent Liabilities		35,198	33,496
Total Noncurrent Liabilities		50,615	52,396
Stockholders' Equity		110,528	104,308
Total Liabilities and Stockholders' Equity		$190,031	$186,204

Book Value Per Share Outstanding		$15.85	$14.94

Acquisitions of:
Property, Plant and Equipment	Fourth Quarter	$1,914	$5,275
	Year To Date	$15,859	$18,566
Depreciation and Amortization Charges	Fourth Quarter	$3,039	$2,789
	Year To Date	$11,994	$10,396

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Twelve Months Ended
	July 31
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$11,368	$8,356
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	11,994	10,396
(Increase) Decrease in Accounts Receivable	(646)	82
Decrease (Increase) in Inventories	3,114	(2,966)
Increase in Accounts Payable	571	187
Decrease in Accrued Expenses	(697)	(2,586)
Increase in Pension and Postretirement Benefits	814	2,887
Other	458	(60)
Total Adjustments	15,608	7,940
Net Cash Provided by Operating Activities	26,976	16,296

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(15,859)	(18,566)
Acquisition of Business	—	(12,876)
Restricted Cash	129	(129)
Net Dispositions of Investment Securities	451	15,821
Other	1,033	180
Net Cash Used in Investing Activities	(14,246)	(15,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,500)	(3,500)
Dividends Paid	(5,247)	(4,965)
Purchase of Treasury Stock	(122)	(87)
Other	126	180
Net Cash Used in Financing Activities	(8,743)	(8,372)

Effect of exchange rate changes on cash and cash equivalents	(79)	(159)

Net Increase (Decrease) in Cash and Cash Equivalents	3,908	(7,805)
Cash and Cash Equivalents, Beginning of Period	16,230	24,035
Cash and Cash Equivalents, End of Period	$20,138	$16,230

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256